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                                                                   EXHIBIT 99(c)


                                     CONSENT



             The undersigned hereby consents to being named as a prospective director of Banknorth Group, Inc. ("Banknorth") in the Registration Statement on Form S-4 filed by Banknorth with the Securities and Exchange Commission in connection with Banknorth's proposed acquisition of Andover Bancorp, Inc., to which this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.


Date: July 27, 2001                    /s/ Irving E. Rogers, III
                                       ---------------------------
                                       Name: Irving E. Rogers, III